Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)
NV5 Global, Inc.
(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.01 par value per share(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock, $0.01 par value per share(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Debt	Senior and Subordinated Debt Securities(1)(3)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Depositary Shares(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Purchase Rights(1)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Units(1)(4)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)
	Other	Purchase Contracts(1)(4)	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

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(1)The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(2)An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.
(3)An indeterminable amount of these securities may be senior or subordinated.
(4)Comprised of or representing the right to purchase some or all of the classes of securities listed above, in any combination, including shares of common stock, shares of preferred stock, debt securities, depositary shares, warrants and purchase rights.
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